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                                                                    Exhibit 23.1


                         Independent Auditors' Consent


The Board of Directors
Ancor Communications, Inc.:

We consent to the use of our reports included herein and incorporated herein by reference and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

                                                     /s/ KPMG LLP


Minneapolis, Minnesota
July 22, 1999